Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. § 1350

I, Eric Smit, the chief financial officer of eGain Corporation (the “Company”), certify pursuant to section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge,

(i)	the Quarterly Report of the Company on Form 10-Q for the period ending December 31, 2020 (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Eric N. Smit
Eric N. Smit

February 12, 2021